Exhibit (d)(1)

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK PLAN

TABLE OF CONTENTS

SECTION 1.	Purpose	1

SECTION 2.	Definitions	1

(a)	“Board of Directors”	1
(b)	“Code”	1
(c)	“Committee”	1
(d)	“Company”	1
(e)	“Disability”	1
(f)	“Employee”	1
(g)	“Exercise Price”	1
(h)	“Fair Market Value”	1
(i)	“ISO”	1
(j)	“Nonstatutory Option”	1
(l)	“Option”	1
(m)	“Optionee”	2
(n)	“Plan”	2
(o)	“Purchase Price”	2
(p)	“Service”	2
(q)	“Share”	2
(r)	“Stock”	2
(s)	“Stock Option Agreement”	2
(t)	“Stock Purchase Agreement”	2
(u)	“Subsidiary”	2

SECTION 3.	Administration	2

(a)	Committee Membership	2
(b)	Committee Procedures	2
(c)	Committee Responsibilities	2

SECTION 4.	Eligibility	3

(a)	General Rule	3
(b)	Ten-Percent Stockholders	3
(c)	Attribution Rules	3
(d)	Outstanding Stock	3

SECTION 5.	Stock Subject To Plan	4

(a)	Basic Limitation	4
(b)	Additional Shares	4

SECTION 6.	Terms And Conditions Of Awards Or Sales	4

(a)	Stock Purchase Agreement	4
(b)	Duration of Offers and Nontransferability of Rights	4

(c)	Purchase Price	4
(d)	Withholding Taxes	4
(e)	Restrictions on Transfer of Shares	4

SECTION 7.	Terms And Conditions Of Options	5

(a)	Stock Option Agreement	5
(b)	Number of Shares	5
(c)	Exercise Price	5
(d)	Withholding Taxes	5
(e)	Exercisability	5
(f)	Term	5
(g)	Limited Transferability	5
(h)	Exercise of Options on Termination of Service	5
(i)	No Rights as a Stockholder	6
(j)	Modification, Extension and Assumption of Options	6
(k)	Restrictions on Transfer of Shares	6

SECTION 8.	Payment For Shares	6

(a)	General Rule	6
(b)	Surrender of Stock	6
(c)	Promissory Notes	6
(d)	Cashless Exercise	6

SECTION 9.	Adjustment of Shares	6

(a)	General	6
(b)	Reorganizations	7
(c)	Reservation of Rights	7

SECTION 10.	Legal Requirements	7

SECTION 11.	No Employment Rights	7

SECTION 12.	Duration And Amendments	7

(a)	Term of the Plan	7
(b)	Right to Amend or Terminate the Plan	7
(c)	Effect of Amendment or Termination	8

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK PLAN

(EFFECTIVE AS OF MARCH 2001)

SECTION 1. Purpose.

The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications. The Plan provides for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as incentive stock options intended to qualify under section 422 of the Internal Revenue Code.

SECTION 2. Definitions.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean one or more committees consisting of one or more members of the Board of Directors that is appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee. The Committee shall have membership composition which enables the Plan to qualify under Rule 16b-3 with regard to the grant of Options or other rights to acquire Shares to persons who are subject to Section 16 of the Securities Exchange Act of 1934.

(d) “Company” shall mean Critical Path, Inc., a California corporation.

(e) “Disability” shall means that an Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(f) “Employee” shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) a consultant who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan except the second sentence of Section 4(a).

(g) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(h) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(i) “ISO” shall mean an employee incentive stock option described in Code section 422(b).

(j) “Nonstatutory Option” shall mean an employee stock option that is not an ISO.

(k) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares (other than upon exercise of an Option).

(l) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(m) “Optionee” shall mean an individual who holds an Option.

(n) “Plan” shall mean this Critical Path, Inc. 1998 Stock Plan.

(o) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(p) “Service” shall mean service as an Employee.

(q) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(r) “Stock” shall mean the common stock of the Company.

(s) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(t) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(u) “Subsidiary” shall mean any corporation, of which the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. Administration.

(a) Committee Membership. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board of Directors.

(b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select Offerees and Optionees;

(vi) To determine the number of Shares to be awarded or offered for sale or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price and vesting of the award, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price and vesting of the Option, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase or Stock Option Agreement; provided, however, that the rights and obligations under any Stock Purchase or Stock Option Agreement shall not be materially altered or impaired adversely by any such amendment, except with the consent of the Optionee or Offeree;

(x) To determine the disposition of an Option or other right to acquire Shares in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xi) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan and any Stock Purchase or Stock Option Agreement; and

(xii) To take any actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option or any other right to acquire Shares under the Plan.

SECTION 4. Eligibility.

(a) General Rule. Only Employees shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO designation as an Optionee or Offeree unless (i) the Exercise Price is at least 110 percent of Fair Market Value on the date of grant, and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

(c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. Stock Subject To Plan.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares, or issued Shares that have been reacquired by the Company. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 45,035,232 Shares, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights to acquire Shares outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. During the term of the Plan, the Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. On each January 1 for the remaining term of the Plan, the aggregate number of Shares which may be issued under the Plan shall be increased by a number of Shares equal to two percent (2%) of the total number of shares of the Common Stock of the Company that had previously been authorized for issuance at the end of the most recently concluded calendar year. Any Shares that have been reserved but not issued as Shares or Options during any calendar year shall remain available for grant during any subsequent calendar year. Notwithstanding the foregoing, no more than 75,000,000 Shares shall be issued under ISOs for the remaining term of the Plan, subject to adjustment pursuant to Section 9.

(b) Additional Shares. In the event that any outstanding Option or other right to acquire Shares for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan.

SECTION 6. Terms And Conditions Of Awards Or Sales.

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within the number of days specified by the Committee and communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8 or in the form of services previously rendered to the Company.

(d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

(e) Restrictions on Transfer of Shares. No Shares awarded or sold under the Plan may be sold or otherwise transferred or disposed of by the Offeree during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933. Subject to the preceding sentence, any Shares awarded or sold under the Plan shall be subject to such special conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. Terms And Conditions Of Options.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to Option exercise, the Optionee shall make such arrangements as the Committee may require for the satisfaction of federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of federal, state, local or foreign withholding tax obligations arising in connection with a disposition of Shares acquired by exercise of an Option.

(e) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Subject to the preceding sentence, the vesting of any Option shall be determined by the Committee in its sole discretion.

(f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(g) Limited Transferability of Options. Prior to your Death, the option shall be exercisable only by you and shall not be assignable or transferable other than by will or by the laws of descent and distribution following your Death. However, you may transfer the option to one or more members of your immediate family, to a trust established by you for the benefit of you and/or one or more members of your immediate family, or to a person or entity approved in writing by the Company; provided that in each case the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate. If you attempt to transfer the option in a manner not permitted by this paragraph, the option shall immediately be rendered invalid. You may, however, dispose of this option in a will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in the option in any way.

(h) Exercise of Options on Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

(j) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.

(k) Restrictions on Transfer of Shares. No Shares issued upon exercise of an Option may be sold or otherwise transferred or disposed of by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933. Subject to the preceding sentence, any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 8. Payment For Shares.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee’s representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Promissory Notes. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 9. Adjustment of Shares.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants of Options or other rights to acquire Shares under Section 5, (ii) the number of Shares covered by each outstanding Option or other right to acquire Shares or (iii) the Exercise Price of each outstanding Option or the Purchase Price of each other right to acquire Shares.

(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options or other rights to acquire Shares shall be subject to the agreement of merger or reorganization.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option, or the number or Purchase Price of shares subject to any other right to acquire Shares. The grant of an Option or other right to acquire Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. Legal Requirements.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 11. No Employment Rights.

No provision of the Plan, nor any Option granted or other right to acquire Shares awarded under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 12. Duration And Amendments.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any Option grants or other right to acquire Shares already made shall be null and void, and no additional Option grants or other right to acquire Shares shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted or other right to acquire Shares awarded before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Optionee or Offeree. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or Option previously granted under the Plan.

Critical Path, Inc.

1998 STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

[Standard New Employee Grants: Six Month Vesting Cliff With

Monthly Vesting over Four Years]

[SEE NOTICE OF GRANT FOR VESTING SCHEDULE]

All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the 1998 Stock Option Plan.

Nonstatutory Stock Option: This Option to purchase shares of common stock of Critical Path, Inc. is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting: This Option becomes exercisable or vests in installments. Beginning on the Vesting Commencement Date, the Option will vest over a four (4) year period at a rate in accordance with the vesting schedule below:

Portion of Shares Vested
[From the Vesting Commencement Date until the six month anniversary thereof:]	None

[On the six month anniversary of the Vesting Commencement Date:]	1/8th

For each additional month of employment with the Company thereafter:	1/48th

On the fourth anniversary of the Vesting Commencement Date	100%

Your vesting will cease in the event that your Service (as defined in the 1998 Stock Option Plan) terminates for any reason. Your Service shall cease when you cease to be actively employed by, or a consultant or advisor to, the Company. The Company determines when your Service terminates for this purpose.

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Term: Your Option will expire in any event at the close of business at Company headquarters on the date before the 10th anniversary of the Date of Grant as shown on Notice of Grant hereto, unless varied by amendment to this Agreement. (It will expire earlier if your Service with the Company terminates, as described below.)

Regular Termination: If your Service terminates for any reason except Death or Disability, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date. The Company determines when your Service terminates for this purpose.

Death: In the event of your Death during the period of your Service to the Company, your Option will expire at the close of business at Company headquarters on the date six months after the date of Death. During the six-month period, your estate or heirs may exercise your Option.

Disability: If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date six months after your termination date.

Leaves of Absence: For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of such leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your Service, and consequently the vesting of this Option, shall terminate if you fail to return to active employment as agreed. If you go on a leave of absence, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise: The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise: When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” found on the Company’s intranet and sending it to the address listed on the form. Your Notice must specify the number of Shares you wish to purchase and how your Shares should be registered (i.e., in your name only or as joint tenant with a spouse). This Notice will be effective when received by the Company. If someone else wants to exercise this Option after your Death, that person must provide credible evidence to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment: When you submit your Notice of Exercise, you must include payment of the option price of the Shares you are purchasing. Payment may be made in one (or a combination) of the following ways:

•	Your personal check, cashier’s check or a money order.

•	By the delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the proceeds to Company in payment of the aggregate purchase price (e.g., cashless exercise). (Note: you must set up an account with the broker in order to accomplish these types of sales; consult your broker for details.)

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Withholding Taxes: You will not be allowed to exercise this Option unless you make acceptable arrangements for the payment of withholding and other taxes that may be due as a result of the option exercise and/or sale of the Shares.

Restrictions on Resale: By signing the Agreement, you agree not to sell any option Shares at a time when applicable laws, regulations or Company trading policies prohibit sales (including the Company Insider Trading Policy, a copy of which can be found on the Company intranet). You represent and agree that the Shares to be acquired upon exercise of the Option will be acquired for investment, and not with a view to the resale or distribution thereof.

Transfer of Option: Prior to your Death, only you may exercise this Option. You cannot transfer or assign this Option to any third party. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, the Option shall immediately be rendered invalid. You may, however, dispose of this Option in a will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in the Option in any way.

No Retention Rights: Neither this Option nor this Agreement gives you the right to be retained in your employment by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights: You, or your estate or heirs, have no right as a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs prior to the exercise of your Option and issuance of your Shares.

Adjustments: In the event of a stock split, a stock dividend or other similar change in the Company’s stock, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends: Your stock certificates representing the Shares may be endorsed with all applicable legends.

Applicable Law: This Agreement will be interpreted and enforced under the laws of the State of California.

The 1998 Stock Option Plan and Other Agreements: The text of the 1998 Stock Option Plan is incorporated by reference into this Agreement. This Agreement and the 1998 Stock Option Plan constitute the entire understanding of the parties between you and the Company regarding this Option. Any prior agreements, understanding, commitments, or negotiations, whether oral or written, regarding this Option are hereby superseded.

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You further agree that the Company may deliver by email all documents relating to the Plan or this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

By signing this Agreement on the Notice of Grant, you agree to all of the terms and conditions contained herein and in the 1998 Stock Option Plan.

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Critical Path, Inc.

1998 STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

[Standard Promotional or Bonus Employee Grant: No Vesting Cliff and

Monthly Vesting over Four Years]

[SEE NOTICE OF GRANT FOR VESTING SCHEDULE

All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the 1998 Stock Option Plan.

Nonstatutory Stock Option: This Option to purchase shares of common stock of Critical Path, Inc. is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting: This Option becomes exercisable or vests in installments. Beginning on the Vesting Commencement Date, the Option will vest over a four (4) year period at a rate in accordance with the vesting schedule below:

Portion of Shares Vested
For each month of employment with the Company after the Vesting Commencement Date:	1/48th

On the fourth anniversary of the Vesting Commencement Date	100%

Your vesting will cease in the event that your Service (as defined in the 1998 Stock Option Plan) terminates for any reason. Your Service shall cease when you cease to be actively employed by, or a consultant or advisor to, the Company. The Company determines when your Service terminates for this purpose.

Term: Your Option will expire in any event at the close of business at Company headquarters on the date before the 10th anniversary of the Date of Grant as shown on Notice of Grant hereto, unless varied by amendment to this Agreement. (It will expire earlier if your Service with the Company terminates, as described below.)

Regular Termination: If your Service terminates for any reason except Death or Disability, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date. The Company determines when your Service terminates for this purpose.

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Death: In the event of your Death during the period of your Service to the Company, your Option will expire at the close of business at Company headquarters on the date six months after the date of Death. During the six-month period, your estate or heirs may exercise your Option.

Disability: If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date six months after your termination date.

Leaves of Absence: For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of such leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your Service, and consequently the vesting of this Option, shall terminate if you fail to return to active employment as agreed. If you go on a leave of absence, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise: The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise: When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” found on the Company’s intranet and sending it to the address listed on the form. Your Notice must specify the number of Shares you wish to purchase and how your Shares should be registered (i.e., in your name only or as joint tenant with a spouse). This Notice will be effective when received by the Company. If someone else wants to exercise this Option after your Death, that person must provide credible evidence to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment: When you submit your Notice of Exercise, you must include payment of the option price of the Shares you are purchasing. Payment may be made in one (or a combination) of the following ways:

•	Your personal check, cashier’s check or a money order.

•	By the delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the proceeds to Company in payment of the aggregate purchase price (e.g., cashless exercise). (Note: you must set up an account with the broker in order to accomplish these types of sales; consult your broker for details.)

Withholding Taxes: You will not be allowed to exercise this Option unless you make acceptable arrangements for the payment of withholding and other taxes that may be due as a result of the option exercise and/or sale of the Shares.

Restrictions on Resale: By signing the Agreement, you agree not to sell any option Shares at a time when applicable laws, regulations or Company trading policies prohibit sales (including the Company Insider Trading Policy, a copy of which can be found on the Company intranet). You represent and agree that the Shares to be acquired upon exercise of the Option will be acquired for investment, and not with a view to the resale or distribution thereof.

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Transfer of Option: Prior to your Death, only you may exercise this Option. You cannot transfer or assign this Option to any third party. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, the Option shall immediately be rendered invalid. You may, however, dispose of this Option in a will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in the Option in any way.

No Retention Rights: Neither this Option nor this Agreement gives you the right to be retained in your employment by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights: You, or your estate or heirs, have no right as a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs prior to the exercise of your Option and issuance of your Shares.

Adjustments: In the event of a stock split, a stock dividend or other similar change in the Company’s stock, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends: Your stock certificates representing the Shares may be endorsed with all applicable legends.

Applicable Law: This Agreement will be interpreted and enforced under the laws of the State of California.

The 1998 Stock Option Plan and Other Agreements: The text of the 1998 Stock Option Plan is incorporated by reference into this Agreement. This Agreement and the 1998 Stock Option Plan constitute the entire understanding of the parties between you and the Company regarding this Option. Any prior agreements, understanding, commitments, or negotiations, whether oral or written, regarding this Option are hereby superseded.

You further agree that the Company may deliver by email all documents relating to the Plan or this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

By signing this Agreement on the Notice of Grant, you agree to all of the terms and conditions contained herein and in the 1998 Stock Option Plan.

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